MOORE STEPHENS
                                                        CHARTERED ACCOUNTANTS
                                                        ----------------------

                                                        St. Paul's Mouse
                                                        Warwick Lane
                                                        London
                                                        EC4P  4BN
                                                        Tel:  020 7334 9191
                                                        Fax: 020 7248 3408
                                                        DX: 15 London
                                                        www.moorestephens.co.uk

6 October 2004

The Board of Directors
Frontline Ltd
Par-la-Ville Place
14 Par-La-Ville Road
4th Floor
Hamilton
Bermuda HM 08

Dear Sirs

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3, of our report dated February 18, 2003 relating to the financial statements of Golden Ocean Group Limited, as of and for the year ended December 31, 2002 and for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Yours faithfully

/s/ Moore Stephens
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Moore Stephens

02089.0009 #516694